As filed with the Securities and Exchange Commission on November 1, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 1, 2016

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
Effective July 1, 2016, the Corporation changed its accounting method under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 310-20, Nonrefundable fees and other costs, from the prepayment method (also referred to as the retrospective method) to the contractual method.

Under the prepayment method, the Corporation's amortization of premiums and accretion of discounts related to certain debt securities was based on estimated principal prepayment assumptions on individual debt securities each reporting period. Prepayment experience, which is largely driven by interest rates, is continually evaluated to determine the estimated lives of the securities. When a change is made to the estimated lives of the securities, the related premium or discount is adjusted with a corresponding charge or benefit to interest income as if the current estimated lives had been applied since the acquisition of the securities. Accordingly, the application of the prepayment method results in a cumulative catch-up adjustment in each period, recorded in interest income.

Under the contractual method, premiums and discounts on debt securities are amortized and accreted at a constant effective yield, and no assumption is made concerning prepayments. The cumulative catch-up adjustment that occurs under the prepayment method is therefore not required under the contractual method. Instead, as principal prepayments occur, the contractual method requires the acceleration of a portion of the unamortized premium or discount be recorded in interest income such that the effective yield of the debt security remains constant throughout the life of the debt security.

The Corporation believes that the contractual method is the preferable method of accounting because it is consistent with the accounting method used by peer institutions in terms of net interest income, an important element in the statement of income. Additionally, the contractual method better aligns with the Corporation's asset and liability strategy which acts to mitigate the risk that market conditions may adversely impact the value of the Corporation's assets and liabilities, and its financial results.

Adoption of the contractual method of accounting is a voluntary change required to be adopted retrospectively. Therefore all prior periods presented herein have been restated to conform to the current period presentation.

Under the applicable bank regulatory rules, the Corporation is not required to and, accordingly, will not restate previously-filed capital metrics and ratios. The cumulative impact of the change in accounting method would have resulted in an insignificant pro forma change of the Corporation's capital ratios.

This Current Report on Form 8-K and the exhibits hereto reflect a change in accounting method for the amortization of premiums and accretion of discounts related to certain debt securities as presented in the Annual Report to the extent this information is impacted by the revised accounting methodology. Portions of the following items from the Annual Report have been updated to reflect the revised presentation:

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (filed as Exhibit 99.1 and incorporated herein by reference).

•	Part II, Item 8. Financial Statements and Supplementary Data (filed as Exhibit 99.2 and incorporated herein by reference).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

12	Ratio of Earnings to Fixed Charges (1) Ratio of Earnings to Fixed Charges and Preferred Dividends (1)
23	Consent of PricewaterhouseCoopers LLP
99.1	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.2	Part II, Item 8. Financial Statements and Supplementary Data
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document
(1) Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Rudolf A. Bless
Name:	Rudolf A. Bless
Title:	Chief Accounting Officer
Dated: November 1, 2016

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

12	Ratio of Earnings to Fixed Charges (1) Ratio of Earnings to Fixed Charges and Preferred Dividends (1)
23	Consent of PricewaterhouseCoopers LLP
99.1	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.2	Part II, Item 8. Financial Statements and Supplementary Data
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document
(1) Filed herewith.